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                                                                     EXHIBIT 3.2

                             AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                          HUNTSMAN ICI CHEMICALS LLC
                    (A Delaware Limited Liability Company)

          AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of June 30, 1999 (this "Agreement"), of Huntsman ICI Chemicals LLC (the "Company")
                     ---------                                        -------
by and between Huntsman ICI Holdings LLC, a Delaware limited liability company ("Holdings") and each Person (as defined in the Delaware Limited Liability
  --------
Company Act, as amended from time to time (the "Act")) subsequently admitted as
                                                ---
a member of the Company (individually, a "Member" and collectively, the
                                          ------
"Members").
 -------

                                    RECITAL

          WHEREAS, Holdings has caused the Company to be formed under the Act, and Holdings desires pursuant to the Act to set forth information regarding certain affairs of the Company and certain conduct of its business.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   FORMATION
                                   ----------

     The Company has been formed as a limited liability company pursuant to the Act. A Certificate of Formation described in Section 18-201 of the Act (the "Certificate of Formation") has been filed by Mary E. Keogh, who was authorized
 ------------------------
to sign and file the Certificate of Formation, with the Secretary of State of the State of Delaware in conformity with the Act. The name of the Company is "HUNTSMAN ICI CHEMICALS LLC" or such other name or names as may be selected by the Members from time to time.
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                                  ARTICLE II

                                     TERM
                                     ----

     The existence of the Company shall commence on the date of the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware in accordance with the Act, and the Company shall have a perpetual life.

                                  ARTICLE III

                                    MEMBERS
                                    -------

          Section 3.1  Members.  The initial Member of the Company is Holdings,
                       -------
which holds 100% of the membership interests of the Company. Holdings' principal address is 500 Huntsman Way, Salt Lake City, Utah 84108.

          Section 3.2  Admission of New Members.  No Person shall be admitted as
                       ------------------------
a Member of the Company without the approval of Holdings.

          Section 3.3  Certificates of Membership.  The membership interest of a
                       --------------------------
Member in the Company owned by each Member (denominated in units) shall be evidenced by one or more certificates (in substantially the form attached hereto as Exhibit A, "Certificates"). Each Certificate shall be executed by the Chief
   ---------   ------------
Executive Officer or any Vice President and the Secretary or any Assistant Secretary of the Company (or other persons designated by the Board).

          Section 3.4  Interest as a Security.  A membership interest of a
                       ----------------------
Member in the Company evidenced by a Certificate shall constitute a security for all purposes of Article 8 of the Uniform Commercial Code promulgated by the National Conference of Commissioners on Uniform State Laws, as in effect in Delaware or any other applicable jurisdiction. Delaware law shall constitute the local law of the Company's jurisdiction in its capacity as the issuer of membership interests of a Member in the Company.

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                                  ARTICLE IV

                                  MANAGEMENT
                                  ----------

          Section 4.1  Board of Managers.  The business and affairs of the
                       -----------------
Company shall be managed by a Board of Managers (the "Board"), which shall be
                                                      -----
responsible for policy setting and approval of the overall direction of the Company. The Board shall consist of up to four individuals (the "Managers").
                                                                  --------
The names of the Managers are Jon M. Huntsman, Jon M. Huntsman, Jr., Peter R. Huntsman and Michael C. Dixon. A Manager may be removed at any time from such position by Holdings. Upon the removal or resignation of a Manager, a new Manager may be designated and appointed by Holdings.

          All decisions affecting or to be made by, and all actions to be taken and obligations to be incurred on behalf of, the Company shall be made, taken or incurred by the Board or any other person designated by the Board. Any decision or act of the Board within the scope of its power and authority granted hereunder shall control and shall bind the Company.

          Section 4.2  Quorum.  At all meetings of the Board (in person or via a
                       ------
conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other), a majority of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the Managers present at any meeting at which there is a quorum shall be an act of the Board.

          Section 4.3  Actions by Written Consent.  Any action required or
                       --------------------------
permitted to be taken at any meeting of the Board may be taken without a meeting, if a majority of the Managers consents thereto in writing, and the writings are filed with the records of the Company.

          Section 4.4  Reliance by Third Parties.  Persons dealing with the
                       -------------------------
Company are entitled to rely conclusively upon the power and authority of the Board herein set forth.

          Section 4.5  Limitations on Duties and Liabilities.  To the fullest
                       -------------------------------------
extent permitted under Section 18-1101 of the Delaware Act, (a) with respect to those matters addressed in clauses 4.7 and 4.12 of the Holdings Agreement (as defined below), no duty (including any fiduciary duty), whether at law or in equity, that any Manager or Member has to the Company or any other Manager or Member shall require such Manager or Member to take any action that is not authorized as contemplated by the Holdings

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Agreement, and (b) no Manager or Member shall (i) be deemed to breach any duty
(including any fiduciary duty), whether at law or in equity, that it has to the Company or any other Manager or Member or (ii) have any liability to the Company or any other Manager or Member with respect to any act or omission, in each case, if and to the extent that such Manager or Member acts in accordance with any instruction or direction of the Board of Managers of Holdings. The Foregoing is not intended to expand in any manner the duties (including any fiduciary duties), whether at law or in equity, of any Manager or Member.

                                   ARTICLE V

                    DISTRIBUTIONS AND CAPITAL CONTRIBUTIONS
                    ---------------------------------------

     Section 5.1 As soon as reasonably practicable after the end of each calendar quarter, the Company shall determine the Tax Allowance Amount in respect of such quarter. Upon such determination, the Company shall cause the Tax Allowance Amount to be distributed in cash to Holdings to the extent of Available Net Cash Flow, provided that such a distribution is permitted by all
                         --------
lending agreements to which the Company is then a party.

     For purposes of this Article:

     "Available Net Cash Flow" means, for any period, the consolidated gross
      -----------------------
cash receipts (net of borrowings) of the U.S. Associate Group less (i) all expenses of the U.S. Associate Group which require a cash expenditure, (ii) all payments of principal of, interest on and any other amounts with respect to indebtedness, leases or other commitments or obligations of the U.S. Associate Group (including loans by Members to the U.S. Associate Group), (iii) any sum expended by the U.S. Associate Group for capital expenditures or asset acquisitions, and (iv) reserves for anticipated working capital and other purposes, the amounts of which shall be reasonably determined from time to time by the Board, provided that in the case of each of (i), (ii) and (iii) above, expenses, payments and other amounts shall be taken into account to the extent that they are due and payable during the period for which Available Net Cash Flow is being generated.

     "BTCP Member" has the meaning set forth in the Holdings Agreement.
      -----------

     "CEA Member" has the meaning set forth in the Holdings Agreement.
      ----------

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     "GSG Member" has the meaning set forth in the Holdings Agreement.
      ----------

     "H Member" has the meaning set forth in the Holdings Agreement.
      --------

     "Holdings Agreement" means the Amended and Restated Limited Liability
      ------------------
Company Agreement, dated _______, 1999, by and among Huntsman Specialty Chemicals Corporation, ICI Americas Inc., ICI Alta Inc., BT Capital Investors, L.P., Chase Equity Associates, L.P. and The Goldman Sachs Group, Inc., as amended from time to time.

     "ICI Member" has the meaning set forth in the Holdings Agreement.
      ----------

     "Tax Allowance Amount" means, for any calendar quarter, an amount of cash
      --------------------
equal to the sum of (i) the product of (q) the amount of net taxable income allocable by Holdings to the ICI Member and (r) 38%, (ii) the product of (s) the amount of net taxable income allocable by Holdings to the H Member and (t) 38%,
(iii) the product of (u) the amount of net taxable income allocable by Holdings to the BTCP Member and (v) 38%, (iv) the product of (w) the amount of net taxable income allocable by Holdings to the CEA Member and (x) 38%, and (v) the product of (y) the amount of net taxable income allocable by Holdings to the GSG Member and (z) 38%, provided, however, that, had each of the amounts determined
                    --------  -------
pursuant to clauses (i), (ii), (iii), (iv) and (v) been distributed directly to the relevant members of Holdings, if the H Member would have received more than 60% of the aggregate tax allowance amounts so computed, the ICI Member would have received more than 30% of the aggregate tax allowance amounts so computed, either the BTCP Member and/or the CEA Member would have received more than 4 4/9% of the aggregate tax allowance amounts so computed and/or the GSG Member would have received more than 1 1/9% of the aggregate tax allowance amounts so computed, then the tax allowance amount determined with respect to the other members of Holdings shall be increased for purposes of computing the Tax Allowance Amount so that the Tax Allowance Amount is an aggregate amount that, if distributed directly to the relevant members of Holdings, would be distributed 60% to the H Member, 30% to the ICI Member, 4 4/9% to the BTCP Member, 4 4/9% to the CEA Member and 1 1/9% to the GSG Member; provided, that as
                                                               --------
a result of the immediately preceding proviso, the Tax Allowance Amount shall not exceed the product of (a) the net taxable income of Holdings determined on a hypothetical basis as if Holdings were treated as a corporation for U.S. income tax purposes and (b) 40%. In calculating the Tax Allowance Amounts, the amounts of net taxable income allocable by Holdings to each Member shall be increased or decreased, as necessary, to reflect the extent to which estimated amounts of net

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taxable income used to calculate Tax Allowance Amounts for previous quarters were greater or lesser than the actual amounts of net taxable income reported on Holdings' U.S. federal income tax return.

     "U.S. Associate Group" has the meaning set forth in the Holdings Agreement.
      --------------------

     Section 5.2 To the extent that any member of Holdings makes a mandatory capital contribution to Holdings pursuant to section 3.1(b) of the Holdings Agreement, then Holdings shall contribute such capital contribution to the capital of the Company.

                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

          Section 6.1  Amendment to the Agreement. This Agreement may be amended
                       --------------------------
by, and only by, a written instrument executed by Holdings.

          Section 6.2  Governing Law and Severability.  This Agreement shall be
                       ------------------------------
governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law. In particular, this Agreement shall be construed to the maximum extent possible to comply with all the terms and conditions of the Act. If it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under the Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable terms or provisions.

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

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first above written.


                                        HUNTSMAN ICI HOLDINGS LLC


                                        By: /s/ Peter R. Huntsman
                                            Name: Peter R. Huntsman
                                            Title: Manager

                                   EXHIBIT A

                         CERTIFICATE FOR INTERESTS IN
                          HUNTSMAN ICI CHEMICALS LLC
                     A Delaware Limited Liability Company


Certificate No. _____                                      No. of Units _____

                          Huntsman ICI Chemicals LLC,
  a Delaware limited liability company (the "Company"), hereby certifies that
                                             -------

                               [NAME OF MEMBER]

(The "Holder") is the registered owner of _____ Units of limited liability
      ------
company Interest in the Company ("Interests").  The Holder, by accepting this
                                  ---------
Certificate, is deemed to have agreed to become a Member of the Company, if admitted as such in accordance with the terms of the Company Agreement, and to have agreed to comply with and be bound by, the Company Agreement.

     No Interest(s) may be transferred unless and until this Certificate, or a written instrument of transfer satisfactory to the Company, is duly endorsed or executed for transfer by the Holder of the Holder's duly authorized attorney, and this Certificate (together with any separate written instrument of transfer) is delivered to the Company for registration of transfer.

     THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER PROVIDES EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY (WHICH, IN THE DISCRETION OF THE COMPANY, MAY INCLUDE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

ATTEST:                                     HUNTSMAN ICI CHEMICALS LLC



__________________________________          By__________________________________
Secretary or Assistant Secretary              Chief Executive Officer or Vice
                                              President

Dated: ___________________

                                       8
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                            ASSIGNMENT OF INTEREST

     FOR VALUE RECEIVED, the undersigned (the "Assignor"), hereby assigns,
                                               --------
conveys, sells and transfers unto:

______________________________________________________________________________
             Please print or typewrite Name and Address of Assignee

________________________________ Please insert Social Security or other Taxpayer
                                 Identification Number of Assignee

___________ Units of Interest evidenced by this Certificate. Assignor irrevocably constitutes and appoints the Company as its attorney-in-fact with full power of substitution to transfer the Interest represented by this Certificate, or any lesser designated number of Interest as referenced herein, on the books of the Company.


Date:_____________________________        _____________________________________
                                          Signature

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